Item 77K - Breithorn
Long/Short Fund for
the fiscal year ending
October 31, 2016

       On March 30,
2016, KPMG, LLP
("KPMG") resigned as
the independent
registered public
accounting firm to the
Breithorn Long/Short
Fund ("Fund") for the
fiscal year ending
October 31, 2016. KPMG
issued its report on the
Fund's financial
statements for the fiscal
year ended October 31,
2015. Such report did not
contain adverse opinions
or disclaimers of opinion,
nor were they qualified or
modified as to
uncertainty, audit scope,
or accounting principles.
The decision to replace
KPMG as the Fund's
independent registered
public accounting firm
was approved by the
Audit Committee and
Board of Trustees of Two
Roads Shared Trust, on
behalf of the Fund.

       During the
Fund's fiscal year ended
October 31, 2015, there
were no disagreements
with KPMG on any
matter of accounting
principles or practices,
financial statement
disclosure, or auditing
scope or procedure,
which, if not resolved to
the satisfaction of
KPMG, would have
caused it to make
reference to the subject
matter of the
disagreements in
connection with its
reports nor were there
any "reportable events"
as that term is described
in Item 304 (a)(1)(v) of
Regulation S-K.

       The Fund has
requested that KPMG
furnish it with a letter
addressed to the
Securities and Exchange
Commission stating
whether or not it agrees
with the above
statements. A copy of
such letter, dated June 29,
2016 is filed as an exhibit
to this Form N-SAR.

       The Trust's
Audit Committee and
Board of Trustees
selected and approved
Grant Thornton, LLP
("Grant Thornton") as the
Fund's independent
registered public
accounting firm to audit
the Fund's financial
statements for the fiscal
year ended October 31,
2016 at an in-person
meeting on March 30,
2016. The Trust has not,
during any subsequent
period, consulted with
Grant Thornton regarding
the application of
accounting principles to a
specified transaction; the
type of audit opinion that
might be rendered on the
Fund's financial
statements; or any matter
that was either the subject
of a disagreement (as
defined in Item
304(a)(1)(iv) of
Regulation S-K or a
reportable event (as
described in Item
304(a)(1) of Regulation
S-K).








June 29, 2016
Securities and Exchange
Commission
Washington, D.C. 20549
Ladies and Gentlemen:
We were previously
principal accountants for
Breithorn Long/Short
Fund (the "Company")
and under the date of
December 29, 2015, we
reported on the financial
statements of Breithorn
Long/Short Fund as of
October 31, 2015 and for
the period December 23,
2014 (commencement of
operations) to October
31, 2015. On March 30,
2016, we resigned. We
have read the statements
made by the Company,
which we understand will
be filed with the
Commission pursuant to
Item 77K of Form N-
SAR dated June 29, 2016
and we agree with such
statements, except that
we are not in a position to
agree or disagree with the
Company's statement that
the change was approved
by the board of trustees
and the audit committee
and we are not in a
position to agree or
disagree with the
Company's statement
that Grant Thornton was
not consulted regarding
the application of
accounting principles to a
specified transaction or
the type of audit opinion
that might be rendered on
the Company's financial
statements, or the subject
of a disagreement or
reportable events.

Very truly yours,
(signed) KPMG LLP
Sample Company
[Date of report]
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